FOURTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is entered into as of the 26th day of February, 2014, between BAY VIEW OF BOSTON ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership (the “Seller”) and SENTIO-SLR BOSTON PORTFOLIO, LLC, a Delaware limited liability company (the “Buyer”).

RECITALS:

A.           Seller and Buyer are parties to that certain Purchase and Sale Agreement dated September 18, 2013, as amended (the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located at 1380 Columbia Road, Boston, Massachusetts, as more particularly described in the Agreement.

B.           Seller and Buyer desire to amend the Agreement to extend the Closing Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1.     Recitals, Definitions. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized but undefined terms used in this Amendment shall have the meaning set forth in the Agreement.

2.     Section 2.1 shall be supplemented to include the following:

At Closing, title to the Real Property (and all Property related thereto) will be transferred to Compass Landlord, LLC. All other Property will be transferred or assigned to Compass TRS, LLC.

3.     Section 6.12 is hereby amended to read as follows:

After the Closing, Seller and Seller’s Affiliates shall not directly or indirectly (unless acting in accordance with Buyer’s written consent) own, manage, operate, finance or participate in the ownership, management, operation or financing of, or permit its name to be used by or in connection with, any competitive business or enterprise located within a five (5) mile radius of the Real Property for a period of two (2) years after the Closing. For purposes of this Section 6.12, the term “competitive business or enterprise” shall mean a nursing home, continuing care, memory care or assisted living facility. This Section 6.12 shall survive Closing. Buyer does acknowledge and consent to Seller’s Affiliate’s ownership and operation after the Closing of the property known as “Standish Village”, located at 1190 Adams Street, Dorchester, Massachusetts, and further agrees that the ownership and operation of that property shall not be deemed a breach of this Section 6.12.

4.     Section 9.1 is hereby amended to read as follows:

Closing Date and Place. The Closing shall take place on the date which is five (5) business days following the satisfaction of all conditions to Closing contained in ARTICLE VII and ARTICLE VIII, or at such earlier or later date and time as may be expressly agreed upon in writing by the Buyer and Seller (the “Closing Date”) but in no event later than March 31, 2014. The Closing shall be accomplished by the Buyer and Seller depositing the Closing Documents into escrow with the Title Insurer and Buyer and Seller issuing their respective instructions to the Title Insurer without the need for attending in person unless the parties mutually agree otherwise.

5.     Schedule 2.2(a) is hereby amended to read as follows:

The term, “Existing Mortgage” is defined as follows: Those certain loans (collectively, the “Loans”) evidenced by (i) (A) a Promissory Note dated as of March 1, 2012 in the original principal amount of $4,010,200.00 given by Bay View of Boston Associates Limited Partnership, a Massachusetts limited partnership with an address of 1380 Columbia Rd., Boston, MA 02127 (“Seller”) to Love Funding Corporation, a Virginia corporation, with a place of business at 1250 Connecticut Ave., Northwest, Suite 310, Washington, DC 20036 (“Lender”), (B) as secured by Mortgage given by Seller to Lender dated as of March 1, 2012 recorded with the Suffolk Registry District of the Land Court as Document Number 201200801803 noted on Certificate of Title Number 107145, Book 531, Page 145, and at the Suffolk County Registry of Deeds, Book 49284, Page 284 and (ii)(A) a Promissory Note dated as of November 1, 2013 in the original principal amount of $2,733,600.00 given by Seller to Lender, (B) as secured by a Mortgage given by Seller to Lender dated as of November 1, 2013 recorded with the Suffolk Registry District of the Land Court as Document Number 2013826177 and at the Suffolk County Registry of Deeds, Book 52416, Page 163. The Loans are insured by the U. S. Department of Housing and Urban Development (“HUD”) pursuant to the National Housing Act, as amended, is subject to such contractual and other requirements imposed by HUD and the Lender in connection with all documents executed and delivered by Seller in connection with the closing of the Loans, as well as all statutes, rules and regulations with regard to HUD insured loans such as the Loans. Reference is hereby made to the closing binders with regard to the Loans, which have been produced to Buyer.

6.     Effect of Amendment. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller and Buyer, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as specifically modified by this Amendment, the Agreement remains in full force and effect and is in all events ratified, confirmed and approved.

7.     Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Delivery of signatures by e-mail or facsimile shall be valid and binding.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

BUYER:

SENTIO-SLR BOSTON PORTFOLIO, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Its: Authorized Signatory

SELLER:

BAY VIEW OF BOSTON ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership

By its General Partner,
SENIOR LIVING RESIDENCES, INC.

By:	/s/ Robert F. Larkin, Jr.
Name: Robert F. Larkin, Jr.
Title: President and Treasurer

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